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         EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended March 31, 2000 of our report dated May 19, 2000, included in the 2000 Annual Report to Stockholders of Medical Action Industries Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11046) pertaining to the 1984 Incentive Stock Option Plan and Restricted Management Stock Bonus Plan and Registration Statements (Form S-8 No. 33-41765, Form S-8 No. 33-66038, Form S-8 No. 333-14993 and Form S-8 No.
333-65585) pertaining to the 1989 Non-Qualified Stock Option Plan and the 1994 Stock Incentive Plan and Registration Statement (Form S-8 No. 333-35015) pertaining to the 1996 Non-Employee Directors Stock Option Plan of Medical Action Industries Inc. of our reports dated May 19, 2000, included and incorporated by reference in this Annual Report on Form 10-K of Medical Action Industries Inc. for the year ended March 31, 2000.

                                                             GRANT THORNTON LLP

Melville, New York
May 19, 2000